                                                                    EXHIBIT 99.1
PRESS RELEASE
--------------------------------------------------------------------------------

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE

January 30, 2006

Contact:  Margaret K. Dorman
          Chief Financial Officer
          (281) 443-3370

                  SMITH INTERNATIONAL, INC. REPORTS 57 PERCENT
                       YEAR-OVER-YEAR INCREASE IN EARNINGS

      HOUSTON, Texas (January 30, 2006)... Smith International, Inc. (NYSE: SII) today announced fourth quarter net income of $88.6 million, or 44 cents per share, on revenues of $1.53 billion. The fourth quarter financial results include a non-recurring charge of $5.6 million associated with a drill bit patent settlement entered into during the period. After excluding the after-tax impact of the charge, fourth quarter earnings were $92.3 million, or 45 cents per share.

      The consolidated results compare favorably to both the third quarter of 2005 and the prior year period. Earnings for the third quarter of 2005, excluding a $2.5 million after-tax gain related to the sale of Smith's ownership interest in a mining bit joint venture, were $77.0 million, or 38 cents per share. After eliminating the impact of non-recurring items, quarterly earnings grew 60 percent year-over-year and 20 percent on a sequential quarter basis.

      Consolidated revenues increased 26 percent over the prior year quarter and were nine percent above the September 2005 period, the strongest sequential-quarter revenue and earnings growth rates achieved in 2005. The majority of the revenue and earnings improvement over the third quarter was reported in North America, benefiting from the higher level of land-based drilling activity, a favorable mix of business in the U.S. offshore market and the impact of price increases implemented during the last half of 2005. Revenue growth in markets outside of North America also contributed to the sequential comparison, largely associated with increased offshore exploration and production spending in West Africa.

      For the year ended December 31, 2005, earnings were $302.3 million, or $1.48 per share, on revenues of $5.58 billion. For the 2004 fiscal year, the Company reported net income of $182.5 million, or 89 cents per share, on revenues of $4.42 billion. The 2004 results included a $20.4 million after-tax charge related to the drill bit patent litigation matter which was resolved in December 2005. Excluding the impact of the litigation charge, 2004 earnings were $202.9 million, or 99 cents per share.

      M-I SWACO's fourth quarter revenues totaled $726.4 million, seven percent above the third quarter of 2005 and 22 percent higher on a year-over-year basis. The majority of the sequential revenue improvement was generated in North America, influenced by higher U.S. offshore revenue volumes and the impact of price increases implemented in the last half of 2005. U.S. offshore revenues increased despite a decline in associated drilling activity, as operators transitioned from workover and completion projects to more revenue-intensive drilling and exploration activities. Compared to the prior year period, the majority of the revenue growth was reported in the Eastern Hemisphere reflecting new contract awards and increased customer investment in offshore markets, primarily the North Sea and West Africa. In addition, North American revenue growth significantly outpaced the 19 percent change in underlying activity levels - driven by improved pricing and higher offshore business volumes in the U.S. Gulf of Mexico.

      Smith Technologies reported fourth quarter revenues of $167.5 million, eight percent above the September 2005 quarter and 21 percent higher than the prior year period. Over half of the sequential revenue increase was associated with the seasonal activity pick-up in Canada, with the remainder concentrated in markets outside of North America, including Latin America and the Middle East. Strong demand for recent product introductions, including the new Sharc(TM) series of diamond drill bits, increased market activity and the impact of recent price increases contributed to the sequential revenue growth. On a year-over-year basis, the revenue improvement reflects increased demand for diamond bit products in markets outside of North America and higher Eastern Hemisphere export orders. To a lesser extent, improved pricing and significant expansion of the Neyrfor operations contributed to the year-over-year revenue growth.

      Smith Services' revenues totaled $195.5 million, 10 percent higher on a sequential quarter basis and 39 percent above the December 2004 period. The improvement over the third quarter of 2005 was reported in North America and West Africa, as higher activity levels resulted in increased demand for high-margin drilling and remedial products. Increased sales of tubular products and the impact of acquired operations also contributed to the sequential revenue comparison. On a year-over-year basis, the revenue growth was driven by higher tubular sales volumes in the United States, including the HEVI-WATE(TM) product line. Excluding tubular sales, revenues grew 29 percent - with the favorable comparison to the rig count associated with increased remedial business volumes in markets outside of North America, including the North Sea and Middle East regions.

      Wilson reported revenues of $441.0 million, 10 percent higher on a sequential basis and 29 percent above the prior year period. The majority of the revenue growth over the September quarter was reported by the upstream energy operations benefiting from higher North American drilling and completion activity levels. Increased industrial sector project spending in the United States, primarily in the engineering and construction and petrochemical customer base, contributed approximately one-third of the sequential quarter revenue improvement. On a year-over-year basis, energy sector revenues increased 37 percent - driven by improved North American drilling activity, new contracts in the upstream operations and increased line pipe project spending. Industrial and downstream revenues grew 13 percent above the prior year quarter, as higher customer spending levels more than offset the impact of the completion of a large engineering and construction export order in the prior year period.

      Commenting on the results, Chairman and CEO, Doug Rock stated, "Smith had a great year in 2005, but that's old news. I'm excited about the momentum we have going into 2006. With fourth quarter 2005 operating earnings up 20 percent sequentially and 60 percent year-over-year, Smith's financial performance is accelerating. Due to improved pricing and product volumes, sequential incremental operating margins for the oilfield segment have topped 30 percent for the past two quarters. As a result, we now expect Smith's 2006 earnings to range between $2.00 and $2.10 per share."

      Loren Carroll, Executive Vice President, also noted that, "We had a strong finish to 2005 and our prospects for this year are even better. Considering the higher level of planned investment by exploration and production companies and our exposure to some of the fastest-growing segments in the oilfield service market - drilling waste management, brownfield development and production chemicals - I'm confident that Smith can continue to deliver exceptional growth."

      Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Monday, February 6, 2006, by dialing (706) 645-9291 and entering conference call identification number "4109126".

      Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, the Company has identified these "forward-looking" statements by words such as "believe", "encouraged", "expect", "expected" and similar phrases. The forward-looking statements are based upon management's expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors including, but not limited to, overall demand for and pricing of the Company's products, changes in the level of oil and natural gas exploration and development, and variations in global business and economic conditions. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 and other filings of the Company with the Securities and Exchange Commission.

      Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the periods ended December 31, 2005 and 2004 and September 30, 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

      Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                Three Months Ended
                                                            ---------------------------------------------------------
                                                                        December 31,                  September 30,
                                                            -------------------------------------
                                                                    2005                2004                2005
---------------------------------------------------------------------------------------------------------------------
Revenues                                                     $    1,530,440     $    1,217,593      $    1,410,162
---------------------------------------------------------------------------------------------------------------------
Costs and expenses:
   Costs of revenues                                              1,054,456            846,007             985,558
   Selling expenses                                                 211,502            184,382             199,972
   General and administrative expenses                               68,890             56,653              53,217
---------------------------------------------------------------------------------------------------------------------
      Total costs and expenses                                    1,334,848          1,087,042           1,238,747
---------------------------------------------------------------------------------------------------------------------
Operating income                                                    195,592            130,551             171,415
Interest expense                                                     12,113              9,959              11,001
Interest income                                                        (549)              (319)               (339)
---------------------------------------------------------------------------------------------------------------------
Income before income taxes and
   minority interests                                               184,028            120,911             160,753
Income tax provision                                                 58,799             38,766              51,970
Minority interests                                                   36,640             23,914              29,279
---------------------------------------------------------------------------------------------------------------------
Net income                                                   $       88,589     $       58,231      $       79,504
=====================================================================================================================
Earnings per share:
   Basic                                                     $        0.44      $         0.29      $         0.40
=====================================================================================================================
   Diluted                                                   $        0.44      $         0.28      $         0.39
=====================================================================================================================
Weighted average shares outstanding:
   Basic                                                            200,427            202,777             201,013
=====================================================================================================================
   Diluted                                                          203,233            205,050             203,031
=====================================================================================================================

   Earnings per share and weighted average shares outstanding for 2004 have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                      Year Ended December 31,
                                                                             ----------------------------------------
                                                                                     2005                  2004
---------------------------------------------------------------------------------------------------------------------
Revenues                                                                      $   5,579,003         $   4,419,015
---------------------------------------------------------------------------------------------------------------------
Costs and expenses:
  Costs of revenues                                                               3,893,865             3,067,076
  Selling expenses                                                                  786,668               685,272
  General and administrative expenses                                               227,909               227,903
---------------------------------------------------------------------------------------------------------------------
    Total costs and expenses                                                      4,908,442             3,980,251
---------------------------------------------------------------------------------------------------------------------
Operating income                                                                    670,561               438,764
Interest expense                                                                     44,446                38,762
Interest income                                                                      (1,692)               (1,300)
---------------------------------------------------------------------------------------------------------------------
Income before income taxes and minority interests                                   627,807               401,302
Income tax provision                                                                202,743               129,721
Minority interests                                                                  122,759                89,130
---------------------------------------------------------------------------------------------------------------------
Net income                                                                    $     302,305         $     182,451
=====================================================================================================================
Earnings per share:
  Basic                                                                       $        1.50         $        0.90
=====================================================================================================================
  Diluted                                                                     $        1.48         $        0.89
=====================================================================================================================
Weighted average shares outstanding:
  Basic                                                                             201,651               202,664
=====================================================================================================================
  Diluted                                                                           204,522               205,138
=====================================================================================================================

  Earnings per share and weighted average shares outstanding for 2004 have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                                                 December 31,          December 31,
                                                                                     2005                  2004
---------------------------------------------------------------------------------------------------------------------
Current Assets:
     Cash and cash equivalents                                                 $       62,543        $       53,596
     Receivables, net                                                               1,200,289               963,622
     Inventories, net                                                               1,059,992               890,462
     Other current assets                                                             114,407               111,952
---------------------------------------------------------------------------------------------------------------------
         Total current assets                                                       2,437,231             2,019,632
---------------------------------------------------------------------------------------------------------------------
Property, Plant and Equipment, net                                                    665,389               576,954
Goodwill and Other Assets                                                             957,294               910,192
---------------------------------------------------------------------------------------------------------------------
         Total Assets                                                          $    4,059,914        $    3,506,778
=====================================================================================================================
Current Liabilities:
     Short-term borrowings                                                     $      133,650        $      211,375
     Accounts payable                                                                 479,206               376,782
     Other current liabilities                                                        320,297               299,200
---------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                    933,153               887,357
---------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                        610,857               387,798
Other Long-Term Liabilities                                                           194,691               176,129
Minority Interests                                                                    742,708               654,683
Stockholders' Equity                                                                1,578,505             1,400,811
---------------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity                            $    4,059,914        $    3,506,778
=====================================================================================================================

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)


                                                              Three Months Ended
                                          ------------------------------------------------------               Year Ended
                                                       December 31,                                            December 31,
                                          -------------------------------------    September 30,  ---------------------------------
                                                  2005                 2004            2005              2005               2004
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE DATA
     United States                         $      693,403      $   538,250       $    625,167     $    2,520,706      $   1,982,467
     Canada                                       217,168          158,880            181,441            713,565            487,552
-----------------------------------------------------------------------------------------------------------------------------------
        North America                             910,571          697,130            806,608          3,234,271          2,470,019
-----------------------------------------------------------------------------------------------------------------------------------
     Latin America                                113,247          121,859            109,829            452,349            424,053
     Europe/Africa                                322,334          253,602            310,357          1,188,038            961,755
     Middle East                                  125,896           93,626            123,084            476,686            366,114
     Far East                                      58,392           51,376             60,284            227,659            197,074
-----------------------------------------------------------------------------------------------------------------------------------
        Non-North America                         619,869          520,463            603,554          2,344,732          1,948,996
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $    1,530,440      $ 1,217,593       $  1,410,162     $    5,579,003      $   4,419,015
===================================================================================================================================
SEGMENT DATA
   REVENUES:
     M-I SWACO                             $      726,385      $   597,176       $    677,609     $    2,682,511      $   2,231,884
     Smith Technologies                           167,465          138,080            154,451            601,821            511,410
     Smith Services                               195,547          140,980            178,378            694,667            493,045
-----------------------------------------------------------------------------------------------------------------------------------
        Oilfield Products and Services          1,089,397          876,236          1,010,438          3,978,999          3,236,339
     Wilson                                       441,043          341,357            399,724          1,600,004          1,182,676
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $    1,530,440      $ 1,217,593       $  1,410,162     $    5,579,003      $   4,419,015
===================================================================================================================================
   OPERATING INCOME:
     Oilfield Products and Services        $      178,897      $   126,397       $    162,755     $      625,384      $     423,648
     Distribution                                  23,187            9,593             13,966             64,714             26,513
     General corporate                             (6,492)          (5,439)            (5,306)           (19,537)           (11,397)
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $      195,592      $   130,551       $    171,415     $      670,561      $     438,764
===================================================================================================================================
OTHER DATA
   OPERATING INCOME(a):
     Smith ownership interest              $      150,532      $   100,136       $    134,106     $      515,923      $     325,231
     Minority partner ownership interest           45,060           30,415             37,309            154,638            113,533
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $      195,592      $   130,551       $    171,415     $      670,561      $     438,764
===================================================================================================================================
   DEPRECIATION AND AMORTIZATION(a):
     Smith ownership interest              $       24,053      $    20,869       $     22,629     $       90,596      $      82,062
     Minority partner ownership interest            7,114            6,338              6,973             27,126             24,431
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $       31,167      $    27,207       $     29,602     $      117,722      $     106,493
===================================================================================================================================
   GROSS CAPITAL SPENDING(a):
     Smith ownership interest              $       44,912      $    25,603       $     32,087     $      129,853      $      81,777
     Minority partner ownership interest           17,288           10,278             12,235             47,992             29,672
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $       62,200      $    35,881       $     44,322     $      177,845      $     111,449
===================================================================================================================================
   NET CAPITAL SPENDING(a) (b):
     Smith ownership interest              $       39,480      $    20,562       $     25,152     $      105,459      $      63,293
     Minority partner ownership interest           16,671            9,733             11,775             45,960             27,477
-----------------------------------------------------------------------------------------------------------------------------------
           Total                           $       56,151      $    30,295       $     36,927     $      151,419      $      90,770
===================================================================================================================================

  NOTE (a): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

  NOTE (b): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)


                                                               Three Months Ended
                                            ---------------------------------------------------      Year Ended December 31,
                                             December 31,      September 30,     December 31,    --------------------------------
                                                2005              2005             2004             2005                2004
---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED OPERATING INCOME:
  GAAP consolidated operating income        $   195,592       $   171,415       $  130,551       $  670,561       $     438,764
  Litigation-related charges(a)                   5,640                 -                -            5,640              31,439
  Gain on sale of equity interest in
    Sandvik-Smith and other                           -            (6,770)               -           (6,770)                  -
  Hurricane-related costs                             -             3,917                -            3,917                   -
---------------------------------------------------------------------------------------------------------------------------------
    Non-GAAP consolidated operating income  $   201,232       $   168,562       $  130,551       $  673,348       $     470,203
=================================================================================================================================
OILFIELD OPERATING INCOME:
  GAAP Oilfield operating income            $   178,897       $   162,755       $  126,397       $  625,384       $     423,648
  Litigation-related charges(a)                   5,640                 -                -            5,640              31,439
  Gain on sale of equity interest in
    Sandvik-Smith and other                           -            (6,770)               -           (6,770)                  -
  Hurricane-related costs                             -             3,170                -            3,170                   -
---------------------------------------------------------------------------------------------------------------------------------
    Non-GAAP Oilfield operating income      $   184,537       $   159,155       $  126,397       $  627,424       $     455,087
=================================================================================================================================
DISTRIBUTION OPERATING INCOME:
  GAAP Distribution operating income        $    23,187       $    13,966       $    9,593       $   64,714       $      26,513
  Hurricane-related costs                             -               747                -              747                   -
---------------------------------------------------------------------------------------------------------------------------------
    Non-GAAP Distribution operating income  $    23,187       $    14,713       $    9,593       $   65,461       $      26,513
---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED NET INCOME:
  GAAP consolidated net income              $    88,589       $    79,504       $   58,231       $  302,305       $     182,451
  Litigation-related charges, net of tax(a)       3,666                 -                -            3,666              20,435
  Gain on sale of equity interest in
    Sandvik-Smith and other                           -            (4,401)               -           (4,401)                  -
  Hurricane-related costs                             -             1,880                -            1,880                   -
---------------------------------------------------------------------------------------------------------------------------------
    Non-GAAP consolidated net income        $    92,255       $    76,983       $   58,231       $  303,450       $     202,886
=================================================================================================================================
DILUTED EARNINGS PER SHARE:
  GAAP diluted earnings per share(b)        $      0.44       $      0.39       $     0.28       $     1.48       $        0.89
  Litigation-related charges, net of tax(a)        0.01                 -                -             0.01                0.10
  Gain on sale of equity interest in
    Sandvik-Smith and other                           -             (0.02)               -            (0.02)                  -
  Hurricane-related costs                             -              0.01                -             0.01                   -
---------------------------------------------------------------------------------------------------------------------------------
    Non-GAAP diluted earnings per share(b)  $      0.45       $      0.38       $     0.28       $     1.48       $        0.99
=================================================================================================================================

  NOTE (a):
  These amounts represent losses associated with the settlement of a three-cone drill bit patent infringement case. On an after-tax basis, these charges approximated $20.4 million, or 10 cents per share in 2004 and $3.7 million, or one cent per share in 2005.

  NOTE (b):
  Earnings per share for the 2004 periods have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.